REPORT OF INDEPENDENT REGISTERED PUBLIC
               ACCOUNTING FIRM



To   the   Board   of   Directors   and   the
Shareholders of
Lifetime Achievement Fund, Inc.


In  planning and performing our audit of  the
financial  statements of Lifetime Achievement
Fund,  Inc.,  as  of and for the  year  ended
December  31,  2009, in accordance  with  the
standards  of  the Public Company  Accounting
Oversight  Board United States, we considered
its    internal   control   over    financial
reporting,  including control activities  for
safeguarding  securities,  as  a  basis   for
designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The  management of Lifetime Achievement Fund,
Inc.  is  responsible  for  establishing  and
maintaining  effective internal control  over
financial  reporting.   In  fulfilling   this
responsibility,  estimates and  judgments  by
management   are  required  to   assess   the
expected   benefits  and  related  costs   of
controls.  A  Funds  internal  control  over
financial reporting is a process designed  to
provide  reasonable assurance  regarding  the
reliability  of financial reporting  and  the
preparation   of  financial  statements   for
external   purposes   in   accordance    with
accounting  principles generally accepted  in
the  United  States  of  America.   A  Funds
internal  control  over  financial  reporting
includes those policies and procedures that 1
pertain  to the maintenance of records  that,
in  reasonable detail, accurately and  fairly
reflect the transactions and dispositions  of
the  assets  of the Fund 2 provide reasonable
assurance  that transactions are recorded  as
necessary  to permit preparation of financial
statements   in  accordance  with  accounting
principles  generally accepted in the  United
States  of  America, and  that  receipts  and
expenditures of the Fund are being made  only
in    accordance   with   authorizations   of
management  and directors of the Fund  and  3
provide    reasonable   assurance   regarding
prevention    or    timely    detection    of
unauthorized acquisition, use or disposition of a Funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal
control  over  financial  reporting  may  not
prevent   or  detect  misstatements.    Also,
projections    of    any    evaluation     of
effectiveness to future periods  are  subject
to   the   risk  that  controls  may   become
inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A   deficiency   in  internal  control   over
financial reporting exists when the design or
operation   of  a  control  does  not   allow
management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our  consideration  of  the  Funds  internal
control over financial reporting was for  the
limited   purpose  described  in  the   first
paragraph and would not necessarily  disclose
all  deficiencies  in internal  control  that
might  be material weaknesses under standards
established by the Public Company  Accounting
Oversight  Board United States.  However,  we
noted no deficiencies in the internal control
over  financial reporting and its operations,
including     controls    for    safeguarding
securities that we consider to be material weaknesses, as defined above, as of December
31, 2009.

This  report  is  intended  solely  for   the
information and use of management, the  Board
of  Directors  and  the shareholders  of  the
Lifetime  Achievement  Fund,  Inc.  and   the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





                                   BBD, LLP


Philadelphia, Pennsylvania
February 23, 2010